UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

This Amendment No. 2 on Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by SusGlobal Energy Corp. (the "Company") with the Securities and Exchange Commission on October 3, 2024 as amended on October 16, 2024 to file a new letter sent by Bruce Rintoul to the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed via an 8-K filing on October 3, 2024 (the "8-K Filing Date"), on September 27, 2024, a majority of the shareholders of SusGlobal Energy Corp. (the "Company") acting via written consent in lieu of a special meeting, in compliance with Article 1 Section 9 of the Company's bylaws, voted to approve the removal of Bruce Rintoul from his position as a member of the board of directors of the Company (the "Board"), effective immediately.

On October 10, 2024, Mr. Rintoul provided to the Company a letter stating that he disagrees with a number of statements in the Current Report on Form 8-K filed on the 8-K Filing Date (the "October 10th Rintoul Letter"). The Company filed the October 10th Rintoul Letter in a 8-K/A filing on October 16, 2024.

On November 25, 2024, Mr. Rintoul provided to the Company another letter (the "November 25th Letter"). The November 25th Letter is filed as Exhibit 17.2 to this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

17.1	Letter from Bruce Rintoul dated October 10, 2024 (incorporated by reference to exhibit 17.1 to the Current Report on Form 8-K/A, filed with the SEC on October 16, 2024)

17.2	Letter from Bruce Rintoul dated November 25, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: November 29, 2024	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer